Exhibit 10.1

PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT SHARES PURCHASE AGREEMENT, dated as of May 26, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between Aptorum Group Limited, a Cayman Islands exempt corporation (the “Company”), and Jurchen Investment Corporation, a British Virgin Islands exempted corporation (the “Purchaser”).

WHEREAS, the Purchaser has agreed to purchase from the Company an aggregate of 1,387,925 Class A Ordinary Shares (the “Restricted Shares”).

WHEREAS, the independent members of the Company’s board of directors have reviewed the terms of the Agreement and found such to be fair.

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

Section 1. Authorization, Purchase and Sale; Terms of the Restricted Shares.

A. Authorization of the Restricted Shares. The Company has duly authorized the issuance and sale of the Restricted Shares to the Purchaser.

B. Purchase and Sale of the Restricted Shares.

(i) As payment in full for the 1,387,925 Restricted Shares being purchased under this Agreement, the Purchaser shall pay $4,000,000 (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company.

(ii) The closing of the purchase and sale of the Restricted shares shall take place on May 26, 2021 at the offices of Hunter Taubman Fischer & Li LLC, 800 Avenue Suite 2800, New York, New York 10022, or such other time and place, including by telephone or video conference and via the exchange of digital signatures or as may be agreed upon by the parties hereto (the “Closing”).

C. Terms of the Restricted Shares. The Restricted Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and will be issued as restricted securities. As such, the Restricted Shares will not be tradeable except to the extent that the Purchaser is able to comply with the requirements of Rule 144 promulgated under the Securities Act or until such time as the Restricted Shares are registered for resale pursuant to the Securities Act.

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchasers to enter into this Agreement and purchase the Restricted Shares, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive the Closing) that:

A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the issuance of the Restricted Shares have been duly authorized by the Company as of the Closing. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of this Agreement, the Restricted Shares will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of the Closing.

(ii) The execution and delivery by the Company of this Agreement, the issuance and sale of the Restricted Shares and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Closing (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the charter or the bylaws of the Company (in effect on the date hereof or as may be amended prior to Closing), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, each of the Restricted Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Purchasers will have good title to the Restricted Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchasers.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Restricted Shares to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive the Closing) that:

A. Organization and Requisite Authority. Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii) The execution and delivery by Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by Purchaser does not and shall not as of the Closing Dates conflict with or result in a breach by such Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which such Purchaser subject.

C. Investment Representations.

(i) Purchaser is acquiring the Restricted Shares, for such Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) Purchaser acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption pursuant to Section 4(a)(2) of the Securities Act.

(iii) Purchaser understands that the Restricted Shares are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire such Securities.

(iv) Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v) Purchaser is an executive officer of the Company. Purchaser understands that its investment in the Restricted Shares involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Restricted Shares.

(vi) Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Restricted Shares or the fairness or suitability of the investment in the Restricted Shares by such Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Restricted Shares.

(vii) Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) neither the Company nor any other person is under any obligation to register the Restricted Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(viii) Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Restricted Shares and is able to bear the economic risk of an investment in the Restricted Shares in the amount contemplated hereunder for an indefinite period of time.

(ix) The Purchaser understands that the Restricted Shares shall bear the following legend and appropriate “stop transfer restrictions”:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PROVISIONS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF DURING THE TERM OF THE LOCKUP.”

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Restricted Shares are subject to the fulfillment, on or before the Closing, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Dates, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of the Closing Dates as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Dates.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant.

Section 6. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing.

Section 7. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof.

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need to contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F. Amendments. This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

APTORUM GROUP LIMITED

By:	/s/ Darren Lui
Name:	Darren Lui
Title:	President, Executive Director and Authorized Signatory

Jurchen Investment Corporation

By:	/s/ Ian Huen
Name:	Ian Huen
Title:	Executive Director

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